UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported):     November 3, 2006
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01      Entry into a Definitive Material Agreement
As described in its press release, dated November 7, 2006, and in its final prospectus, dated November 6, 2006 and filed on November 8, 2006 (the “Prospectus”) with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), MedCath Corporation (“MedCath” or the “Company”) and the selling stockholders named therein (the “Selling Stockholders”) entered into an underwriting agreement on November 6, 2006 (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities, Inc., Banc of America Securities LLC, Raymond James & Associates, Inc. and Stephens Inc. (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 4,500,000 shares of the Company’s common stock (the “Common Stock”), 1,700,000 shares of which were sold by the Company and 2,800,000 shares of which were sold by the Selling Stockholders at a price to the public of $25.00 per share ($23.75 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriter a 30-day option to purchase up to an additional 675,000 shares of Common Stock to cover over-allotments, if any. The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.
Item 2.02      Results of Operations and Financial Condition
Item 7.01      Regulation FD Disclosure
On November 3, 2006, MedCath issued a press release announcing the Company’s preliminary unaudited financial results for the fourth quarter and fiscal year ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report and the supplemental financial information issued with the press release is furnished as Exhibit 99.2 to this report. Included in the press release and the supplemental financial information issued by the Company are certain non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA represents MedCath’s income (loss) from continuing operations before income taxes and discontinued operations before interest expense; interest and other income, net; depreciation; amortization; share-based compensation expense; gain or loss on disposal of property, equipment and other assets; impairment of long-lived assets; equity in net earnings of unconsolidated affiliates; and minority interest. MedCath’s management uses Adjusted EBITDA to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies.
On November 7, 2006, the Company announced that the Company and the Selling Stockholders had priced the Company’s public offering of 4,500,000 shares of Common Stock. A copy of the press release is furnished as Exhibit 99.3 hereto and is incorporated herein by reference.
The information set forth under this Item is being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01      Financial Statements and Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement, dated November 6, 2006, by and among MedCath Corporation and the Selling Stockholders and Underwriters named therein
99.1	Press Release dated November 3, 2006
99.2	Supplemental Financial Disclosure
99.3	Press Release dated November 7, 2006
Exhibit Nos. 99.1, 99.2 and 99.3 set forth under this Item 9.01 are being furnished under Items 2.02 and 7.01 shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such exhibits be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: November 8, 2006	By:	/s/James E. Harris

James E. Harris Executive Vice President and Chief Financial Officer

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